EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion on Form 8-K of FactSet Research Systems Inc. of our report dated October 8, 2004 relating to the financial statements of Decision Data System BV for the twelve months ended December 31, 2003.

Constantin Reviseurs d’Entreprises

Represented by Rene Van Asbroeck

partner